UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

HYPERLIQUID STRATEGIES INC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42985	39-3284080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Madison Avenue 22nd Floor
New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 883-4241

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PURR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2026, Hyperliquid Strategies Inc (the “Company”) and Chardan Capital Markets LLC (the “Investor”) entered into Amendment No. 2 (the “Amendment”) to the ChEF Purchase Agreement, dated as of October 22, 2025 (as previously amended, the “Purchase Agreement”), by and between the Company and the Investor. The Amendment replaced the definition of “VWAP Purchase Price”, providing that the per share purchase price for the shares of the Company’s common stock, par value $0.01 per share, the Company may elect to sell to the Investor in (i) a VWAP Purchase (as defined in the Purchase Agreement) or Intraday VWAP Purchase (as defined in the Purchase Agreement) will be equal to 98.5% of the VWAP (as defined in the Purchase Agreement) over the applicable purchase period, or (ii) an Off-Hour VWAP Purchase (as defined in the Purchase Agreement) will be equal to 97.0% of the VWAP over the applicable purchase period, in each case subject to certain adjustments.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Amendment No. 2 to ChEF Purchase Agreement, dated as of September 14, 2026, between the Company and Chardan Capital Markets LLC.

104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERLIQUID STRATEGIES INC

Date:	September 14, 2026	By:	/s/ Brett Beldner
		Name: Title:	Brett Beldner Chief Financial Officer